UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MARCH 7, 2013

GOLD HILLS MINING, LTD.

(Exact name of Registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 10th Floor

New York, NY 10005

(Address of principal executive offices)

516-602-9065

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

The Company has entered into loan conversion agreements with twenty-two individuals and entities (collectively, the “Creditors”), with effective dates from February 21, 2013 through March 18, 2013, pursuant to which obligations owed by the Company in the aggregate amount of $3,408,389 have been converted into 33,833,890 restricted shares of the Company’s common stock, at a conversion price of $.10 per share, and options to purchase 250,000 shares of the Company’s common stock at an exercise price of $.10 per share.  Sixteen of the Creditors acquired some or all of such debt from CRG Finance AG, who is also a corporate development consultant and creditor of the Company.  CRG Finance AG has assigned to the Creditors a total of $2,470,245 of indebtedness attributable to loans previously made to the Company by CRG Finance AG and other obligations.  The Company was a party to the loan assignment agreements entered into between CRG Finance AG and such Creditors.  The Creditors were issued convertible notes by the Company which the Creditors converted into shares of the Company’s common stock.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 7, 2013, March 12, 2013 and March 20, 2013, the Company completed formalities related to the conversion of $3,408,389 in debt owed by the Company for 33,833,890 restricted shares of the Company’s common stock, at a conversion price of $.10 per share, and options to purchase 250,000 shares of the Company’s common stock at an exercise price of $.10 per share, in each case as described in Item 1.01 above, which is incorporated herein by referenced thereto.

Fifteen of the aforementioned stock and option issuance transactions related to conversions of loans and other obligations were executed by non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration under Regulation S of the U.S. Securities Act of 1933, as amended.  The remaining seven were executed by U.S. persons pursuant to the exemption from securities registration under Section 4(2) of the Securities Act of 1933, as amended.

Two of the Creditors serve as officers and directors of the Company: Mr. Luciano de Freitas Borges is the Company’s President and a Member of the Company’s Board of Directors (the “Board”) and Mr. Gabriel Margent is the Company’s Chief Financial Officer and a Member of the Board.  The Company and Mr. Borges agreed to convert unpaid fees owed to Mr. Borges in the amount of $45,000 into 450,000 shares of the Company’s common stock.  The Company and Mr. Margent agreed to convert unpaid fees owed to Mr. Margent in the amount of $25,000 into an option to purchase 250,000 shares of the Company’s common stock at an exercise price of $.10 per share.  Each of Mr. Margent and Mr. Borges recused themselves from all Board deliberations and voting regarding the respective issuance of shares or options to themselves.

Following all of the conversions of indebtedness contemplated herein, the Company’s issued and outstanding shares of common stock have increased by an additional 33,833,890 shares, and the Company has 34,206,313 shares of Common Stock issued and outstanding.  The Company may convert additional indebtedness in the foreseeable future or sell additional shares of the Company’s common stock.

Item 5.01.	Changes in Control of Registrant.

Prior to the conversion of obligations for shares described herein, Tumlins Trade Inc. owned 55.3% of the Company’s issued and outstanding common stock.  Following all of the conversions of indebtedness described in Item 1.01 and 3.02 above, each of which is incorporated herein by referenced thereto, Tumlins Trade Inc. owns a total of 1,639,972 shares of the Company’s common stock, representing 4.8% of the Company’s 34,206,313 shares of common stock which are issued and outstanding following the transactions described above.

The Creditors, including Tumlins Trade Inc., collectively own 99.5% of the Company’s issued and outstanding common stock.  Such Creditors have converted obligations totaling $3,408,389 into shares of common stock and options, as described above.  The Company is not aware of any arrangements between the Creditors or between the Creditors and other shareholders of the Company regarding the election of directors or other matters.  The Creditors have not indicated that they are acting as a group.  One of the Creditors, Darby Investment Services Inc., now owns 10.4% of the Company’s issued and outstanding common stock, and the other Creditors own lesser amounts of common stock.

Item 8.01.	Other Events.

On March 20, 2013, the Company’s stock symbol changed to GHML.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

Exhibit 10.36	Form of Loan Assignment Agreement.

Exhibit 10.37	Form of Convertible Promissory Note.

Exhibit 10.38	Form of Stock Conversion Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLD HILLS MINING, LTD. By: /s/ Urmas Turu
Name: Urmas Turu Title: Interim Chief Executive Officer

Date:  March 20, 2013